Exhibit 10.5(a)

Amendment to Agreement

for Compensation on Discharge Subsequent

to a Change in Control

Amendment, dated as of December 22, 2005, to the Agreement for Compensation on Discharge Subsequent to a Change in Control (the “Agreement”), between People’s Bank (the “Bank”) and              (the “Officer”). Capitalized terms that are not specifically defined herein shall have the meanings ascribed to those terms in the Agreement.

1. Section 2(a) of the Agreement is amended by deleting the phrase “through December 31, 2005” contained therein and inserting in lieu thereof the phrase “through December 31, 2006.”

This Amendment is made supplemental to, and a part of, the Agreement and, except as expressly amended or modified by this Amendment, the Agreement shall remain in full force and effect. All references to “this Agreement” in the Agreement shall be a reference to the Agreement as amended hereby.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date written above.

[Officer]

PEOPLE’S BANK

By:
[Officer] Executive Vice President